Exhibit 10.1

SECURED PROMISSORY NOTE

$3,000,000.00	June 11, 2021

For value received, the undersigned, IN GOOD HEALTH, INC. a Massachusetts for-profit corporation (the “Maker”), hereby promises to pay to the order of CLS HOLDINGS USA, INC., a Nevada corporation (the “Holder”), in immediately available funds, at 11767 S. Dixie Highway, Suite 115, Miami, Florida 33156 (or such other place(s) as Holder may designate from time to time), the principal sum of Three Million and 00/100 Dollars ($3,000,000.00) with interest on the unpaid principal balance, on the terms provided in this promissory note (this “Note”).

This Note shall bear interest at the rate of 7% per annum. A principal payment of Five Hundred Thousand Dollars ($500,000.00) shall be paid on or before June 21, 2021 and an additional principal payment of Five Hundred Thousand Dollars ($500,000.00) shall be paid on or before July 12, 2021. The remaining outstanding principal due hereunder of Two Million Dollars ($2,000,000.00) shall be payable in twelve (12) equal monthly installments, commencing on August 12, 2021, together with accrued interest, commencing from the date of the execution of this Note. This Note shall mature and all outstanding principal, accrued interest and any other amounts due hereunder, shall become due and payable in full on July 12, 2022.

If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Massachusetts, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Payments received will be applied first to charges, fees and expenses (including attorneys’ fees), then to accrued interest and last to principal.

This Note is issued in connection with a Security Agreement between the Maker and the Holder, dated as of the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time), and is secured by the collateral described in the Security Agreement and by such other collateral as may in the future be granted to the Holder to secure this Note.

All amounts under this Note shall become at once due and payable, upon notice to Maker by Holder, if one or more of the following events shall happen (each of the following an “Event of Default”): (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default under the Note or Security Agreement, or any other document now or in the future securing any debt, liability or obligation of the Maker to the Holder; (iii) the filing by or against the Maker of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against the Maker, such proceeding is not dismissed or stayed within sixty (60) days of the commencement thereof; (iv) any assignment by the Maker for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of the Maker; (v) a default with respect to any other indebtedness of the Maker for borrowed money in the principal amount exceeding One Hundred Thousand Dollars ($100,000.00), if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of the Maker to the Holder; (vii) the entry of any uninsured final and unappealable judgment against any Maker in excess of One Hundred Thousand Dollars ($100,000.00); (viii) any material adverse change in the Maker’s business, assets, operations, financial condition or results of operations; (ix) the Maker ceases doing business as a going concern; (x) any representation or warranty made by the Maker to the Holder in any document, or any other documents now or in the future evidencing or securing the obligations of the Maker to the Holder is false, erroneous or misleading in any material respect; or (xi) the incarceration, indictment or legal incompetency of David Noble.

Upon the occurrence of an Event of Default as specified in this Note and Security Agreement, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable, at the Holder’s option, without demand or notice of any kind; and at the Holder’s option, this Note will bear interest at the rate of fifteen percent (15%) per annum (the “ Default Rate”) from the date of the occurrence of the Event of Default.

The Default Rate is imposed as liquidated damages for the purpose of defraying the Holder’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Holder’s exercise of any rights and remedies hereunder, under applicable law, and any fees and expenses of any agents or attorneys which the Holder may employ. The Maker agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Holder, and that the actual harm incurred by the Holder cannot be estimated with certainty and without difficulty.

The Maker may prepay this Note, in whole or in part, without penalty; provided that any such prepayment will be applied first to the payment of unpaid expenses accrued under this Note, second to unpaid interest accrued on this Note, and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the unpaid principal amount of this Note.

The Maker agrees to indemnify each of the Holder, each legal entity, if any, who controls, is controlled by or is under common control with the Holder, and each of their respective directors, managers, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Maker), in connection with or arising out of or relating to the matters referred to in this Note or the use of any amount borrowed hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Maker, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Note, payment of any amount borrowed hereunder and the assignment of any rights hereunder. The Maker may participate at its expense in the defense of any such action or claim.

All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, e-mailed, mailed or delivered as follows:

If to the Maker:	IN GOOD HEALTH, INC.
1200 West Chestnut Street
Brockton, MA 02301
Attention: David Noble

With a copy to:	William F. Sinnott
Hinckley Allen
28 State Street
Boston, MA 02109-1775

If to the Holder:	CLS HOLDINGS USA, INC.
11767 S. Dixie Highway, Suite 115
Miami, Florida 33156
Attention: Jeffrey I. Binder

With a copy to:	Nelson Mullins Broad and Cassel
1 North Clematis Street, Suite 500
West Palm Beach, Florida 33401
Attention: Kathleen L. Deutsch

All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) one (1) business day after being delivered by facsimile or e-mail (with receipt of appropriate confirmation), (iii) one (1) business day after being deposited with an overnight courier service of recognized standing, or (iv) four (4) business days after being deposited in the U.S. mail, certified, return receipt requested and with postage prepaid.

In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the unpaid principal amount of this Note.

The Holder’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies that the Holder may have under other agreements, at law or in equity. No modification, amendment or waiver of, or consent to any departure by the Maker from, any provision of this Note will be effective unless made in a writing signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. The Maker agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Holder in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Holder’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Maker and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Maker also waives all defenses based on suretyship or impairment of collateral. This Note shall bind the Maker and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Holder and its successors and assigns; provided, however, that neither the Maker nor the Holder may assign this Note in whole or in part without the other party’s written consent.

The federal or state courts located in Suffolk County, Massachusetts, shall have exclusive jurisdiction in connection with all matters that may arise under or in connection with this Note, and the Maker shall not assert that any action brought in such forum is inconvenient and should be moved to another jurisdiction. Venue shall be had exclusively in the state and federal courts located in Suffolk County, Massachusetts, to the exclusion of all other places of venue.

The Maker represents that the indebtedness evidenced by this Note is being incurred by the Maker solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

The Maker irrevocably waives any and all rights the Maker may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Maker acknowledges that the foregoing waiver is knowing and voluntary.

The Maker acknowledges that its duly authorized officer has read and understood all the provisions of this Note, including the waiver of jury trial, and either has been advised by independent counsel as necessary or appropriate or has declined to retain independent counsel.

IN WITNESS WHEREOF, the Maker has executed this Secured Promissory Note as of the day and year first above written.

MAKER:

IN GOOD HEALTH, INC.

By:	/s/ David Noble
Name: David Noble
Title: President

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